Exhibit 99.3

CVB Financial Corp.
Your vote matters – here’s how to vote!
You may vote online or by phone instead of mailing this card.
Votes submitted electronically must be received by March 25, 2026 at 11:59 p.m. PDT
Online Go to www.investorvote.com/CVBF or scan the QR code — login details are located in the shaded bar below Phone
Call toll free 1-800-652-VOTE (8683) within the USA, US territories and Canada Save paper, time and money! Sign up for electronic delivery at www.investorvote.com/CVBF Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.
Special Meeting Proxy Card TIF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.T
A Proposals — The Board of Directors recommends a vote FOR Proposals 1 and 2.
01 - CVBF Merger Proposal
To approve the principal terms of the Agreement and Plan of Reorganization and Merger dated as of December 17, 2025, by and between CVB Financial Corp. (“CVBF”) and Heritage Commerce Corp (“Heritage”) and the transactions contemplated thereby, including the merger and the issuance of shares of CVBF common stock to the shareholders of Heritage in connection with the merger(the “CVBF merger proposal”).
For Against Abstain 02 - CVBF Adjournment Proposal To approve the adjournment of the special meeting of CVB Financial Corp. shareholders to another time or place, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the CVBF special meeting to approve the CVBF merger proposal, or to ensure that any supplement or amendment to the joint proxy statement/prospectus is timely provided to the holders of CVBF common stock. For Against Abstain B Authorized Signatures — This section must be completed for your vote to count. Please date and sign below. Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian or custodian, please give full title. Date (mm/dd/yyyy) — Please print date below. Signature 1 — Please keep signature within the box. Signature 2 — Please keepsignature within the box.
1 UPX

Special Meeting Admission Ticket
Special Meeting of CVB Financial Corp. Shareholders
To be held on March 26, 2026 at 8 a.m. PDT at CVB Financial Corp.’s Corporate Headquarters 701 North Haven Avenue, Ontario, CA 91764
Upon arrival, please present this admission ticket and photo identification at the registration desk.
We will hold our special meeting in person. There will be no food or refreshments provided at this meeting.
Please note that, in order to cast your votes on any matters to be considered at our special meeting or otherwise to be present for purposes of California law, please either (i) vote in advance by internet, telephone or return of your proxy card, or (ii) vote in person by attending the special meeting at its designated location.
Important notice regarding the internet availability of proxy materials for the Special Meeting of Shareholders to be held on March 26, 2026: The Notice of Special Meeting and Joint Proxy Statement/Prospectus are available at: https://investors.cbbank.com.
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TIF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.T
CVB FINANCIAL CORP.
Notice of Special Meeting of Shareholders
Proxy Solicited by Board of Directors for Special Meeting — March 26, 2026
David A. Brager, E. Allen Nicholson, Richard H. Wohl and Michelle L. Edu, or any of them, each with the power of substitution, are hereby authorized to represent and vote the shares of the undersigned, with all the powers which the undersigned would possess if personally present, at the Special Meeting of Shareholders of CVB Financial Corp. to be held on March 26, 2026 or at any postponement or adjournment thereof.
THE BOARD OF DIRECTORS RECOMMENDS A VOTE (1) “FOR” APPROVAL OF THE CVBF MERGER PROPOSAL AND (2) “FOR” APPROVAL OF THE CVBF ADJOURNMENT PROPOSAL. THE PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED. IF NO DIRECTION IS MADE, IT WILL BE VOTED “FOR” PROPOSALS 1 AND 2.
In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting and any adjournment or postponement thereof.
(Items to be voted appear on reverse side)
C Non-Voting Items
Change of Address — Please print new address below. Comments — Please print your comments below.